Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Russell D. Lawlar, Senior Vice President and Chief Financial Officer of Hecla Mining Company (“Hecla”), certify that to my knowledge:

(1)
This Annual Report on Form 10-K ("Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 16, 2026	By:	/s/ Russell D. Lawlar
Senior Vice President, Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Hecla and will be retained by Hecla and furnished to the Securities and Exchange Commission or its staff upon request.

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The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Form 10-K.